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                                                                    EXHIBIT 23.5

                      [LETTERHEAD OF LAKSHMINIWAS & JAIN]

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation our report dated October 24, 2002 relating to the balance sheet and the related income statement of SeraNova India Pvt. Ltd. for the year ended March 31, 2002, in the Annual Report in Form 20-F of Silverline Technologies Limited for the fiscal years ended March 31, 2002.

                                                          Professionally yours,
                                                         For LAKSHMINIWAS & JAIN
                                                          CHARTERED ACCOUNTANTS
Place: Hyderabad
Date: 14th February, 2003                                  /s/ B. Ramesh Kumar
                                                            (B. RAMESH KUMAR)
                                                                 PARTNER